Exhibit 99.1

Pyrophyte Acquisition Corp. Announces the Separate Trading of its
Ordinary Shares and Warrants, Commencing December 17, 2021

Houston, TX—December 10, 2021 – Pyrophyte Acquisition Corp. (NYSE: PHYT.U) (the “Company”) today announced that, commencing December 17, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares and warrants included in the units.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “PHYT” and “PHYT WS,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “PHYT.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 26, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from UBS Investment Bank, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: (888) 827-7275 or email: ol-prospectusrequest@ubs.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Sten L. Gustafson
Chief Executive Officer and Director
Pyrophyte Acquisition Corp.
281-701-4234
sten.gustafson@pyrophytespac.com